SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                       Date of Report: September 18, 2003

                       BANK OF SOUTH CAROLINA CORPORATION
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             (Exact name of registrant as specified in its charter)

        South Carolina                    0-27702                57-1021355
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(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

                    256 Meeting Street, Charleston, SC 29401
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               (Address of principal executive offices) (Zip Code)

                                 (843) 724-1500
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              (Registrant's telephone number, including area code)
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Item 5. OTHER EVENTS

Charleston, SC- The Executive Committee of Bank of South Carolina Corporation, the parent company for The Bank of South Carolina, on September 16, 2003, declared an $.11 per share dividend, payable October 31, 2003, to shareholders of record as of September 30, 2003. This is the 57th consecutive dividend paid by the Corporation to its shareholders. Hugh C. Lane, Jr., the Corporation's President and CEO, stated "We are pleased with the Bank's year to date earnings and are happy to share them with our shareholders as it represents the financial stability and strength of our Bank in today's market. With interest rates at a historic low, the Bank faces a greater challenge to maintain its continuing positive earnings growth during the fourth quarter. However, with loan demand continuing through year-end, we are optimistic about our performance for 2003."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. It is also available on its' website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC". Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Sterne, Agee and Leach Inc., Scott & Stringfellow, Inc., Nite Securities, LP and Speer, Leeds and Kellogg.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       BANK OF SOUTH CAROLINA CORPORATION
                                  (Registrant)

September 18, 2003                      By: /s/ William L. Hiott, Jr.
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                                            William L. Hiott, Jr.
                                            Executive Vice President and Cashier